VolitionRx Limited Announces Second Quarter 2017 Financial Results and Business Update

ISNES, Belgium, August 9, 2017 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”) today announced financial results and a business update for the quarter ended June 30, 2017. Volition management will host a conference call to discuss these results and provide a further business update tomorrow, August 10, 2017 at 8:30 AM U.S. Eastern Time.

Cameron Reynolds, President and Chief Executive Officer of Volition, said, “We have had numerous highlights this quarter, with strong progress being made on many fronts. I am delighted with the growing strength of new talent in our team, especially the growth in our Research and Development Team in Belgium. We are also fortunate to be working with institutions and individuals who have brilliant reputations.” Mr. Reynolds continued, “We continue to announce large trials, such as the recent signing of a 13,500 patient U.S. trial in colorectal cancer. We believe that this most recently announced trial, with a cost to us of only $3 million, represents an exceptional value for our money. We look forward to achieving additional milestones in the upcoming quarters and sharing further exciting news.”

Second Quarter 2017 and Recent Company Highlights

Clinical

•Signed an agreement to participate in a large, multi-center study with the Great Lakes New England Clinical Validation Center, funded by the U.S. National Cancer Institute’s (NCI) Early Detection Research Network (EDRN).

oThe aim of this study is to validate Volition’s Nu.Q™ Colorectal Cancer Screening Test, in a large, asymptomatic population for U.S. regulatory purposes.

oThe study will provide approximately 13,500 asymptomatic screening samples of people aged 50 or over who have not previously undergone screening or a diagnostic colonoscopy.

oVolition America, Inc., a subsidiary of Volition, will contribute up to $3 million towards the study which will last 2-3 years, and will be paid in equal installments over a 3-year period.

•The publication of a research paper in Clinical Epigenetics, entitled, “Circulating nucleosomes as new blood-based biomarkers for detection of colorectal cancer,” which reported that our four Nu.QTM assays demonstrated Colorectal Cancer detection accuracy of 74% sensitivity at 90% specificity. The study also showed that by including age as a variable, the accuracy of CRC detection increased to 91% of cancers at 90% specificity.

Regulatory

•Initiated the regulatory acceptance process in both Taiwan and Singapore, with the latter, if approved, granting Volition access to nine other South Asian markets.

Operational

•Opened a new R&D facility in Belgium’s Walloon Region, increasing Volition's capacity to both run large-scale clinical trials and extend efforts into other cancers, notably pancreatic, lung and prostate.

•Formed Volition America, Inc., an Austin, Texas-based wholly-owned subsidiary whose main purpose is FDA trial development and the launching of a range of products in the U.S. over the coming years.

•Appointed Mr. David Vanston as Chief Financial Officer of Volition.

•Hired several key employees to the R&D team.

Second Quarter 2017 and Other Financial Results

For the three months ended June 30, 2017, Volition reported a net loss of $3.5 million, or $0.13 per share. This compares to a net loss of $2.90 million, or $0.13 per share in the second quarter of 2016.

Cash and cash equivalents as of June 30, 2017 totaled $16.5 million, compared to $18.5 million as of March 31, 2017 and $14.5 million as of June 30, 2016.

Upcoming Milestones

In the second half of 2017, Volition is targeting several important clinical and commercial milestones, including, among others:

•Regarding studies which are currently in progress:

oResults of the Logistics and Pathway design study currently underway in Denmark.

oResults of the clinical evaluation currently underway in Taiwan.

•Updates on the frontline CRC screening product.

•Further clinical data on at least one of the other targeted cancers.

•Additional key patents in several countries, including the United States.

•Further non-dilutive grant funding anticipated from the Walloon Region in Belgium.

Conference Call

Volition will host a conference call tomorrow, Thursday, August 10, 2017 at 8:30 AM Eastern Time, to discuss its financial and operating results for the second quarter of 2017 and to provide an update on recent developments. To participate in the call, please dial 1-877-407-9716 (toll-free) in the U.S., 0-800-756-3429 (toll-free) in the U.K., and 1-201-493-6779 (toll) internationally. A live audio webcast of the conference call will also be available via link from the investor relations page of Volition's corporate website at http://ir.volitionrx.com/. The conference ID is 13668238.

The call will be hosted by Cameron Reynolds, President and Chief Executive Officer, along with David Vanston, Chief Financial Officer and Scott Powell, Executive Vice President.

About Volition

Volition is a multi-national life sciences company developing simple, easy to use blood-based cancer tests to accurately diagnose a range of cancers. The tests are based on the science of Nucleosomics®, which is the practice of identifying and measuring nucleosomes in the bloodstream or other bodily fluid -- an indication that disease is present.

As cancer screening programs become more widespread, Volition’s products aim to help to diagnose a range of cancers quickly, simply, accurately and cost effectively. Early diagnosis has the potential to not only prolong the life of patients, but also to improve their quality of life.

Volition's research and development activities are currently centered in Belgium, with additional offices in London, Texas and Singapore, as the company focuses on bringing its diagnostic products to market first in Europe, then in the U.S. and ultimately, worldwide.

For more information about Volition, visit Volition's website (http://www.volitionrx.com) or connect with us via:

Twitter: https://twitter.com/volitionrx

LinkedIn: https://www.linkedin.com/company/volitionrx

Facebook: https://www.facebook.com/VolitionRx/

YouTube: https://www.youtube.com/user/VolitionRx

The contents found at Volition's website address, Twitter, LinkedIn, Facebook, and YouTube are not incorporated by reference into this document and should not be considered part of this document. The addresses for Volition's website, Twitter, LinkedIn, Facebook, and YouTube are included in this document as inactive textual references only.

Media / Investor Contacts

Louise Day, Volition L.day@volitionrx.com +44 (0)7557 774620	Scott Powell, Volition S.powell@volitionrx.com +1 (646) 650 1351
Tirth Patel, Edison Advisors tpatel@edisongroup.com +1 (646) 653 7035	Rachel Carroll, Edison Advisors rcarroll@edisongroup.com +44 (0)20 3077 5711

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements relate to the effectiveness of Volition’s bodily-fluid-based diagnostic tests as well as Volition’s ability to develop and successfully commercialize such test platforms for early detection of cancer. Volition’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, if Volition fails to develop and commercialize diagnostic products, it may be unable to execute its plan of operations. Other risks and uncertainties include Volition’s failure to obtain necessary regulatory clearances or approvals to distribute and market future products in the clinical IVD market; a failure by the marketplace to accept the products in Volition’s development pipeline or any other diagnostic products Volition might develop; Volition will face fierce competition and Volition’s intended products may become obsolete due to the highly competitive nature of the diagnostics market and its rapid technological change; and other risks identified in Volition’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as other documents that Volition files with the Securities and Exchange Commission. These statements are based on current expectations, estimates and projections about Volition’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

Nucleosomics®, NuQ®, Nu.QTM and HyperGenomics® and their respective logos are trademarks and/or service marks of VolitionRx Limited and its subsidiaries. All other trademarks, service marks and trade names referred to in this press release are the property of their respective owners. Additionally, unless otherwise specified, all references to “$” refer to the legal currency of the United States of America.